                                                                         DRAFT 5
                                                                  March 20, 2000

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                             HARLEY-DAVIDSON, INC.
               ------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                   ----------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.:

        3)  Filing Party:

        4)  Date Filed:

                        [LOGO OF HARLEY-DAVIDSON, INC.]

                           NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                             Harley-Davidson, Inc.
                            3700 West Juneau Avenue
                          Milwaukee, Wisconsin 53208
                                (414) 343-4680

                                                                 March 27, 2000

Dear Fellow Shareholder:

   On behalf of the Board of Directors and management of Harley-Davidson, Inc., I cordially invite you to attend the 2000 Annual Meeting of the Shareholders of Harley-Davidson, Inc. to be held at 10:30 a.m., Central Time, on Saturday, April 29, 2000, at the Midwest Express Center, 400 West Wisconsin Avenue, Milwaukee, Wisconsin.

   The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. During the Meeting, there will be brief reports on the operations of the Company. Once the business of the Meeting has been concluded, shareholders will be given the opportunity to ask questions.

   We sincerely hope you will be able to attend our 2000 Annual Meeting. However, whether or not you are personally present, it is important that your shares be represented. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING. YOU MAY SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE, OR (3) BY MAIL. FOR SPECIFIC INSTRUCTIONS, PLEASE REFER TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

                                          Sincerely yours,

                                          [SIGNATURE OF JEFFREY L. BLEUSTEIN]
                                          Jeffrey L. Bleustein
                                          Chairman of the Board and
                                          Chief Executive Officer

                   Notice of Annual Meeting of Shareholders

                                April 29, 2000

   The 2000 Annual Meeting of the shareholders (the "Annual Meeting") of Harley-Davidson, Inc. (the "Company") will be held at the Midwest Express Center, 400 West Wisconsin Avenue, Milwaukee, Wisconsin, on Saturday April 29, 2000 at 10:30 a.m., Central Time, for the following purposes:

     1. To elect three directors for a three-year term to expire at the Company's 2003 annual meeting of shareholders;

     2. To ratify the selection of Ernst & Young LLP, independent public accountants, to be the auditors of the annual financial statements of the Company for the year ending December 31, 2000; and

     3. To take action upon any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

   The Board of Directors of the Company has fixed the close of business on March 15, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                          By Order of the Board of Directors,


                                          Gail A. Lione
                                          Secretary

Milwaukee, Wisconsin
March 27, 2000

   WE URGE YOU TO VOTE AS SOON AS POSSIBLE. YOU CAN VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE ENCLOSED PROXY CARD, SIGNING AND DATING IT AND MAILING IT IN THE POSTAGE-PAID ENVELOPE. IF YOUR SHARES ARE REGISTERED DIRECTLY WITH THE COMPANY'S TRANSFER AGENT, FIRSTAR BANK, N.A. ("FIRSTAR"), THEN YOU CAN VOTE THOSE SHARES BY USING A TOLL FREE TELEPHONE NUMBER OR THE INTERNET. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. STREET NAME HOLDERS MAY ALSO VOTE BY TELEPHONE OR THE INTERNET IF THEIR BANK OR BROKER MAKES THOSE METHODS AVAILABLE, IN WHICH CASE THE BANK OR BROKER WILL ENCLOSE THE INSTRUCTIONS WITH THE PROXY STATEMENT.

                       [LOGO FOR HARLEY-DAVIDSON, INC.]

                            3700 West Juneau Avenue
                          Milwaukee, Wisconsin 53208

                                March 27, 2000

                               ----------------

                                PROXY STATEMENT

                               ----------------

   The proxy accompanying this Proxy Statement is solicited by the Board of Directors (the "Board") of Harley-Davidson, Inc. (the "Company") for use at the 2000 Annual Meeting of Shareholders of the Company to be held on April 29, 2000 and at any adjournment thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy were first sent to shareholders on or about March 27, 2000.

   The only outstanding class of voting securities of the Company is its common stock (the "Common Stock"). At the close of business on March 15, 2000, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, 151,799,036 shares of Common Stock were outstanding. Holders of the Common Stock are entitled to one vote per share on all matters.

   On February 17, 2000, the Company's Board declared a two-for-one stock split payable on April 7, 2000 to shareholders of record on March 22, 2000. Data regarding shares of Common Stock and per share amounts in this Proxy Statement reflect pre-split amounts. The stock split does not affect the number of shares a shareholder is entitled to vote at the Annual Meeting.

   Shareholders who own shares registered directly with Firstar on the close of business on March 15, 2000 can appoint a proxy by telephone by calling toll free (within the U.S. or Canada) (877) 482-6153, by using the Internet at https://www.css2.sungard.com/Firstar/InterLink?pbProxyVoting=1 or by mailing their signed proxy card in the enclosed envelope. Street name holders may vote by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy statement. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that the shareholders' instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that the shareholders must bear.

   Appointing a proxy in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has appointed a proxy does not in itself revoke a proxy. Shareholders who appoint proxies may revoke them at any time prior to the voting thereof by appointing a new proxy or by providing written notice (1) to the Secretary of the Company at the Company's address shown above on or before April 26, 2000 or (2) to the secretary of the Annual Meeting at the Annual Meeting. Unless so revoked, the shares represented by proxies received by the Board will be voted at the Annual Meeting. Where a shareholder specifies a choice by means of the ballot provided in the proxy, the shares will be voted in accordance with such specification.

   As used in this Proxy Statement, "Motor Company" refers to the Company's principal subsidiaries, Harley-Davidson Motor Company Operations, Inc., Harley-Davidson Motor Company Group, Inc. and Harley-Davidson Motor Company, Inc., and "HDFS" refers to Harley-Davidson Financial Services, Inc.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information as of March 15, 2000 (except as noted) with respect to the Common Stock ownership of each director, the Chief Executive Officer, the four other executive officers of the Company identified in the Summary Compensation Table below (collectively with the Chief Executive Officer, the "named executive officers"), all directors and executive officers as a group and each person or group of persons known by the Company to own beneficially more than 5% of the Common Stock.

                                                 Amount and Nature of
                                             Beneficial  Ownership (1)(2)
                                         ---------------------------------------
                                                                Shares Issuable
                                         Number of    Percent  Upon Exercise of
Name of Beneficial Owner                  Shares      of Class Stock Options (3)
------------------------                 ---------    -------- -----------------
Barry K. Allen.........................     10,327        *            1,200

Richard I. Beattie.....................      4,627        *            1,200

Jeffrey L. Bleustein...................  1,005,817        *          464,194

Richard J. Hermon-Taylor...............     10,327        *            1,200

Donald A. James........................    107,327(4)     *            1,200

Gail A. Lione..........................     30,035        *           24,518

Sara L. Levinson.......................      3,897        *            1,200

James A. McCaslin......................    148,725        *           48,752

James A. Norling.......................      6,327(5)     *            1,200

Richard F. Teerlink....................    941,602(6)     *          904,500

Donna F. Zarcone.......................      6,217        *            6,017

James L. Ziemer........................    198,041        *          144,248

All Directors and Executive Officers as
 a Group (20 Individuals)..............  3,889,336      2.6%       1,997,849

The Equitable Companies Incorporated
 1290 Avenue of the Americas
 New York, NY 10104....................  9,528,377(7)   6.3%               0

Ruane, Cunniff & Co., Inc.
 767 Fifth Avenue
 New York, NY 10153-4798...............  8,257,796(8)   5.4%               0

--------
   *The amount shown is less than 1% of the outstanding shares of Common
   Stock.
(1) Except as otherwise noted, all persons have sole voting and investment power over the shares listed.
(2) Includes shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 15, 2000. Includes shares of Common Stock held in the Company's 401(k) plan and the Company's Dividend Reinvestment Plan, as of December 31, 1999.
(3) Only includes stock options exercisable within 60 days of March 15, 2000.
(4) 105,000 of such shares of Common Stock are held by Fred Deeley Imports Ltd. Mr. James has sole voting power and shared investment power over such shares.
(5) 4,000 of such shares of Common Stock are held by Heritage Ventures, LTD, a limited partnership.
(6) 20,000 shares are held by the Teerlink Family Foundation Inc. and 1,600 shares are held by Victoria Teerlink.
(7) Information derived from the Schedule 13G filed by The Equitable Companies Incorporated and its affiliates. As of December 31, 1999, The Equitable Companies Incorporated and its affiliates had sole voting power over 5,870,778 shares, shared voting power over 1,291,176 shares, sole dispositive power over 9,481,506 shares and shared dispositive power over 38,771 shares.
(8) Information derived from the Schedule 13G filed by Ruane, Cunniff & Co., Inc. As of December 31, 1999, Ruane, Cunniff & Co., Inc. had sole voting power over 6,493,489 shares, sole dispositive power over 3,480,296 shares and shared dispositive power over 4,777,500 shares.

                           1--ELECTION OF DIRECTORS

   The Restated Articles of Incorporation of the Company provide for a Board of not less than six (6) nor more than fifteen (15) members, as determined from time to time by the affirmative vote of a majority of the directors then in office. The Board is divided into three classes, with one class of directors elected each year for a term of three years.

   The Board currently consists of nine members, three of whom have terms that expire at the Annual Meeting (Class III Directors), three of whom have terms that expire at the 2001 annual meeting of shareholders (Class I Directors) and three of whom have terms that expire at the 2002 annual meeting of shareholders (Class II Directors).

   The three nominees for director set forth below, all of whom are currently Class III Directors, are proposed to be elected at the Annual Meeting to serve until the 2003 annual meeting of shareholders. The remaining six directors will continue to serve as members of the Board for terms as set forth below. The nominees have advised the Company that they will serve if elected. Directors are elected by a plurality of the votes cast (assuming a quorum is present at the Annual Meeting). Thus, any shares not voted, whether due to abstentions or broker nonvotes, will not have an impact on the election of directors. A quorum consists of a majority of the shares entitled to vote represented at the Annual Meeting in person or by proxy, including proxies reflecting abstentions or broker nonvotes. Broker nonvotes arise from proxies delivered by brokers and others where the record holder has not received authority to vote on one or more matters and has no discretion to vote on such matters. Once a share is represented at the Annual Meeting, it will be deemed present for quorum purposes throughout the Annual Meeting (including any adjournment thereof unless a new record date is or must be set for such adjournment). Proxies solicited by the Board will be voted "FOR" the following nominees unless a shareholder specifies otherwise. Should any such nominee become unable to serve, proxies may be voted for another person designated by the Board.

           THE BOARD RECOMMENDS A VOTE "FOR" THE FOLLOWING NOMINEES.

   The names, ages as of March 15, 2000, and principal occupations for the past five years of each of the directors and nominees and the names of any other public companies of which each is presently serving as a director are set forth below:

Nominees For Class III Directors--Terms Expiring at 2003 Annual Meeting

   Jeffrey L. Bleustein, 60, has been a director of the Company since 1996. In December 1998, Mr. Bleustein was elected Chairman of the Board of the Company. He has served as President and Chief Executive Officer of the Company and Chief Executive Officer of the Motor Company since June 1997 and as President and Chief Operating Officer of the Motor Company since 1993. He was Executive Vice President of the Company from 1991 to June 1997. He is also a director of Brunswick Corporation.

   Donald A. James, 56, has been a director of the Company since 1991. Mr. James is a co-founder and, since 1989, has been the Vice Chairman and Chief Executive Officer of Fred Deeley Imports Ltd., the largest independent motorcycle distributorship in Canada and the exclusive distributor of the Company's motorcycles in that country.

   James A. Norling, 58, has been a director of the Company since 1993. In June 1999, Mr. Norling was appointed Executive Vice President of Motorola, Inc. and President, Personal Communications Section. He served as Executive Vice President, Deputy to Chief Executive Officer and President of EMEA for Motorola, Inc., a manufacturer of electronics, since December 1998. Mr. Norling has served as President and General Manager, Messaging, Information and Media Sector, for Motorola since January 1997 and as an Executive Vice President of Motorola since 1990. He was President, Europe, Middle East and Africa, and Chairman, European Management Board, for Motorola from 1993 to 1996.

Class I Directors--Terms Expiring at 2001 Annual Meeting

   Barry K. Allen, 51, has been a director of the Company since 1992. Mr. Allen has been Executive Vice President of Ameritech/SBC Communications (f/k/a Ameritech Corporation), a telecommunications company, since August 1995. From September 1993 to August 1995, he was President and Chief Operating Officer and a director of Marquette Electronics, Inc., a manufacturer of medical equipment and systems.

   Richard I. Beattie, 60, has been a director of the Company since 1996. He has been a partner of Simpson Thacher & Bartlett, a law firm, since 1977 and has served as Chairman of the Executive Committee of that firm since 1991.

   Richard G. LeFauve, 65, has been a director of the Company since 1993. In December 1998, Mr. LeFauve retired as President of GM University and a Senior Vice President of General Motors Corporation, an automobile manufacturer, a position which he held since April 1997. He was Group Executive, NAO Small Car Group of General Motors Corporation from 1994 to April 1997, Chairman of Saturn Corporation, an automobile manufacturer, from 1995 to April 1997, a Vice President of General Motors Corporation from 1985 to April 1997, and President of Saturn Corporation from 1986 to 1995.

Class II Directors--Terms Expiring at 2002 Annual Meeting

   Richard J. Hermon-Taylor, 58, has been a director of the Company since 1986. He has served as a Group Vice President of Abt Associates, Inc., a business consulting firm, since June 1997 and as President of BioScience International, Inc., a technology transfer company, since 1987. He was a Vice President of Symmetrix, Inc., a business consulting firm, from 1994 to 1997.

   Sara L. Levinson, 49, has been a director of the Company since 1996. On April 30, 2000, Ms. Levinson will resign her position as President of NFL Properties, Inc., the trademark licensing company for the National Football League. Ms Levinson served as President of NFL Properties, Inc. since September 1994. From 1986 to September 1994, she held various executive positions with Viacom, Inc., a media and entertainment company, including President--Business Director of MTV from 1993 to September 1994. She is also a director of Federated Department Stores Inc.

   Richard F. Teerlink, 63, has been a director of the Company since 1982. From May 1996 to December 1998, he served as Chairman of the Board of the Company. He served as Chief Executive Officer of the Company from 1989 to June 1997 and President of the Company from 1988 to June 1997. He is also a director of Johnson Controls, Inc. and Snap-on Incorporated.

Board of Directors--Committee and Other Information

   The Board has three committees: the Audit Committee, the Human Resources Committee and the Nominating and Director Affairs Committee.

   The Audit Committee, the current members of which are Richard I. Beattie, Donald A. James, Sara L. Levinson, James A. Norling (Chairman) and Richard F. Teerlink, met twice during 1999. The Audit Committee selects, subject to shareholder ratification, and engages independent public accountants to audit the books, records and accounts of the Company. The Audit Committee also determines the scope of such audits and reviews the adequacy of the internal accounting controls of the Company.

   The Human Resources Committee, the current members of which are Barry K. Allen, Richard J. Hermon-Taylor and Richard G. LeFauve (Chairman), met three times during 1999. The Human Resources Committee approves certain compensation and benefits actions, reviews performance of certain executives and advises management on matters of succession planning, career development and human resources strategies.

   The Nominating and Director Affairs Committee, the current members of which are Barry K. Allen (Chairman), Richard I. Beattie, Richard J. Hermon-Taylor, Donald A. James, Richard G. LeFauve, Sara L. Levinson and James A. Norling, met twice during 1999. The Nominating and Director Affairs Committee identifies and recommends to the full Board candidates for service on the Board and reviews Board performance and Board committee composition. Shareholders may recommend candidates for consideration by the Nominating and Director Affairs Committee by writing to the Nominating and Director Affairs Committee in care of the Secretary of the Company. Such recommendations for the 2001 annual meeting of shareholders must be received by the Company on or before November 27, 2000. Any shareholder who desires to nominate a director candidate for consideration by the shareholders must give written notice thereof to the Secretary of the Company in advance of the applicable meeting in compliance with the terms and within the time periods specified in the Company's Restated Articles of Incorporation.

   The Board has four regular quarterly meetings per year and met five times during 1999. All directors attended at least 75% of the meetings of the Board and the Board committees on which they served during 1999, except that Mr. Norling attended 67% of the meetings of the Board and the Board committees on which he served.

   Directors who are employees of the Company do not receive any special compensation for their services as directors. Directors who are not employees of the Company ("Non-employee Directors") receive an annual fee of $25,000 plus $1,500 for each regular meeting of the Board, $750 for each special meeting of the Board and $750 for each Board Committee meeting. Pursuant to the Company's 1998 Director Stock Plan (the "Director Plan"), a Non-employee Director may elect to receive 50% or 100% of the annual fee to be paid in each calendar year in the form of Common Stock based upon the fair market value of the Common Stock at the time of the annual meeting. In addition, on the first business day after the annual meeting of shareholders of the Company, each Non-employee Director who serves as a member of the Board immediately following the annual meeting is automatically granted an immediately exercisable option for the purchase of such number of shares of Common Stock equal to the annual fee divided by the fair market value of a share of Common Stock on the day of grant (rounded up to the nearest multiple of 100). In 1999, each Non-employee Director received an option to purchase 500 shares of Common Stock.

                            EXECUTIVE COMPENSATION

   The following table shows the aggregate compensation, including incentive compensation, paid by the Company for 1999, 1998 and 1997 to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for 1999:

                          SUMMARY COMPENSATION TABLE

                                   Annual                     Long Term
                                Compensation             Compensation Awards
                              -----------------  Other  ---------------------
                                                Annual  Restricted Securities All Other
                                                Compen-   Stock    Underlying  Compen-
Name and Principal            Salary  Bonus(1)  sation  Awards(2)   Options   sation(3)
Position                 Year   ($)      ($)      ($)      ($)        (#)        ($)
------------------       ---- ------- --------- ------- ---------- ---------- ---------
Jeffrey L. Bleustein
 Chairman and CEO....... 1999 653,750 1,307,500 40,661       0       55,000    68,431
 Chairman and CEO....... 1998 586,250 1,172,500 41,027       0      130,000    52,621
 President and CEO...... 1997 440,260   700,000 37,117       0      116,000    33,171
Donna F. Zarcone
 President and COO--
  HDFS(4)............... 1999 285,313   378,000 23,705       0       24,065    33,885
James L. Ziemer
 Vice President and CFO. 1999 241,939   338,715 21,310       0       20,499    16,935
 Vice President and CFO. 1998 227,134   275,000 21,484       0       32,673    14,814
 Vice President and CFO. 1997 216,319   212,339 21,549       0       43,142    14,090
James A. McCaslin
 Vice President Dealer
  Services--Motor
  Company............... 1999 254,014   254,014 31,223       0       21,474    18,709
 Vice President,
  Continuous
  Improvement--Motor
  Company............... 1998 240,181   211,359 48,745       0       34,549    51,485
 Vice President,
  Continuous
  Improvement--Motor
  Company............... 1997 228,744   225,313 28,192       0       25,462    32,360
Gail A. Lione
 Vice President, General
  Counsel and Secretary. 1999 217,360   217,360 21,606       0       28,376    13,746
 Vice President, General
  Counsel and Secretary. 1998 206,000   181,280 20,729       0       29,848     5,720
 Vice President, General
  Counsel and
  Secretary(4).......... 1997  33,333    65,667 31,464       0       18,376    35,575

--------
(1) The bonuses listed on this table reflect performance of the Chief Executive Officer and each of the named executive officers in the year shown. However, bonuses are actually paid in the following calendar year.
(2) As of December 31, 1999, the named executive officers holding unvested restricted stock were Messrs. Bleustein and McCaslin who held 40,000 and 80,000 shares, respectively, valued at $2,562,500 and $5,125,000, respectively. Dividends are paid on shares of unvested restricted stock.
(3) The 1999 amounts for Messrs. Bleustein, Ziemer and McCaslin and Ms. Lione include the value of split dollar life insurance provided by the Company, a 401(k) matching contribution of $5,000, a $200 health care spending account credit (Messrs. Bleustein and Ziemer and Ms. Lione only) and a non-qualified deferred compensation plan matching contribution of $49,788, $10,508, $0 and $6,959, respectively. The 1999 amounts for Ms. Zarcone include a 401(k) matching contribution of $1,500 and $32,385 relating to the reimbursement of interest under the note from Ms. Zarcone to HDFS described below. See "Certain Transactions."
(4) Ms. Zarcone has been an employee of HDFS, a subsidiary of the Company, since June 1994, but was not an executive officer of the Company prior to 1999. Ms. Lione was hired by the Company in September 1997.

Stock Options

   During 1999, the Human Resources Committee granted options to purchase shares of Common Stock under the Company's 1995 Stock Option Plan to the Chief Executive Officer and the other named executive officers as follows:


                             OPTION GRANTS IN 1999

                                                                       Potential Realizable Value at
                                                                       Assumed Annual Rates of Stock
                                    Individual Grants (1)             Appreciation for Option Term (2)
                         -------------------------------------------- --------------------------------
                         Number of
                         Securities  Percent of
                         Underlying Total Options Exercise
                          Options    Granted to    Price   Expiration
          Name            Granted     Employees    ($/Sh)     Date    0%       5%            10%
          ----           ---------- ------------- -------- ---------- --- ------------- --------------
Jeffrey L. Bleustein....   55,000         7.4%     $51.59   2/17/09   $ 0 $   1,784,589 $    4,522,498
Donna F. Zarcone........   24,065         3.2%      51.59   2/17/09     0       780,839      1,978,798
James L. Ziemer.........   20,499         2.7%      51.59   2/17/09     0       665,132      1,685,576
James A. McCaslin.......   21,474         2.9%      51.59   2/17/09     0       696,768      1,765,748
Gail A. Lione (3) ......   18,376         2.5%      51.59   2/17/09     0       596,247      1,511,008
                           10,000         1.3%      56.84   8/17/09     0       324,471        822,272
All Optionees...........  753,570       100.0       51.59   2/17/09     0    24,465,764     62,002,965
All Shareholders (4)....      N/A         N/A         N/A       N/A     0 4,912,815,625 12,450,039,366

--------
(1) The options granted under the 1995 Stock Option Plan are non-qualified stock options. The exercise price per share is 100% of the fair market value of a share of Common Stock on the date of the grant. The Human Resources Committee has the authority to grant options and set or amend the terms and conditions of the option agreements. The exercise price of an option may be paid in cash, shares of Common Stock or a combination of cash and stock (subject to the conditions that may be set by the Human Resources Committee). The options may be exercised one year after the date of grant, not to exceed 25% of the shares in the first year, with an additional 25% to be exercisable in each of the following three years. Options expire ten years from the date of grant. Each option granted under the 1995 Stock Option Plan has a limited right which permits the holder to surrender the option within 30 days after a change of control of the Company and receive the difference between the exercise price of the option and the highest closing price of the Common Stock during the 60-day period preceding the change of control of the Company.
(2) The option term is ten years. The dollar amounts under these columns are the results of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission. The potential realizable values are not intended to forecast possible future appreciation, if any, in the market price of the Common Stock.
(3) As of February 1999, Ms. Lione also served as the acting Vice President of Human Resources. On August 18, 1999, the Board of Directors of the Company awarded Ms. Lione an option to acquire 10,000 shares of Common Stock at an exercise price of $56.84 as compensation for her additional responsibilities as Vice President of Human Resources.
(4) Represents corresponding gain to all shareholders on 151,421,329 shares of Common Stock outstanding on February 18, 1999, the date on which substantially all of the options included in the table were granted, calculated based on the fair market value of such Common Stock on such date.

   Shown below is information relating to the exercise of options by the Chief Executive Officer and the other named executive officers during 1999 and the value of unexercised Company options held by such persons as of December 31, 1999.

                      AGGREGATED OPTION EXERCISES IN 1999
                    AND OPTION VALUES AT DECEMBER 31, 1999

 Common Stock

                                                 Number of Securities      Value of Unexercised
                                                Underlying Unexercised     In-the-Money Options
                                                      Options At           At December 31, 1999
                           Shares      Value     December 31, 1999 (#)            ($)(2)
                         Acquired on  Realized ------------------------- -------------------------
Name                     Exercise (#)  ($)(1)  Exercisable Unexercisable Exercisable Unexercisable
----                     -----------  -------- ----------- ------------- ----------- -------------
Jeffrey L. Bleustein....        0     $      0   368,444      231,000    $17,662,645  $7,579,882
Donna F. Zarcone........        0            0         0       24,065              0     300,059
James L. Ziemer.........        0            0   109,306       77,436      5,115,587   2,554,694
James A. McCaslin.......    2,000       79,378    89,858       67,099      4,267,579   2,054,670
Gail A. Lione...........    5,000      143,203    12,462       60,762        448,426   1,461,257

--------
(1) Value based on the fair market value of Common Stock on the date of exercise less the option exercise price.
(2) Value based on a fair market value of Common Stock of $64.06 on December 31, 1999, less the option exercise price.

 HDFS Class A Common Stock

                                                   Number of Securities
                                                  Underlying Unexercised     Value of Unexercised
                                                        Options At           In-the-Money Options
                           Shares       Value      December 31, 1999 (#)   At December 31, 1999 ($)
                         Acquired on   Realized  ------------------------- -------------------------
Name                     Exercise (#)    ($)     Exercisable Unexercisable Exercisable Unexercisable
----                     -----------  ---------- ----------- ------------- ----------- -------------
Donna F. Zarcone........   17,000     $1,052,300       0            0          N/A          N/A

Retirement Benefits

   The following table shows at different levels of remuneration and years of credited service the estimated net annual benefits payable as a straight life annuity to each of the named executive officers (other than Ms. Zarcone) under the Salaried Pension Plan, the Restoration Plan and the Supplemental Agreements (all as defined below), assuming retirement at age 62:

                              PENSION PLAN TABLE

                                        Years of Service
                 --------------------------------------------------------------
Total Pay ($)      5      10      15      20      25      30      35     15+(1)
-------------    ------ ------- ------- ------- ------- ------- ------- -------
  200,000....... 15,269  30,539  45,808  61,078  76,347  91,617 106,886 100,000
  300,000....... 23,269  46,539  69,808  93,078 116,347 139,617 162,886 150,000
  400,000....... 31,269  62,539  93,808 125,078 153,347 187,617 218,886 200,000
  500,000....... 39,269  78,539 111,808 157,078 196,347 235,617 274,886 250,000
  600,000....... 47,269  94,539 144,808 189,078 236,347 283,617 330,886 300,000
  800,000....... 63,269 126,539 189,808 253,078 316,347 379,617 442,886 400,000
1,000,000....... 79,269 158,539 237,808 317,078 396,347 475,617 554,886 500,000
1,250,000....... 99,269 198,539 297,808 397,078 496,347 595,617 694,886 625,000

--------
(1) This column applies only to Messrs. Bleustein, Ziemer and McCaslin who are entitled to supplemental benefits under their Supplemental Agreements upon retirement at age 62.

   The Company maintains the Retirement Annuity Plan for Salaried Employees of Harley-Davidson, a noncontributory defined benefit pension plan ("Salaried Pension Plan"). Under the Salaried Pension Plan, salaried employees of the Company (excluding HDFS and certain other subsidiaries), including the Messrs.

Bleustein, Ziemer and McCaslin and Ms. Lione, are generally eligible to retire with unreduced benefits at age 62 or later. Benefits are based upon monthly "final average earnings" as defined in the Salaried Pension Plan. Prior to December 31, 1994, the monthly benefit is the difference between 1.6% of the final average earnings and .9% of the primary monthly social security benefit multiplied by years of service. On and after December 31, 1994, the revised benefit is 1.2% of the final average earnings plus .4% of the final average earnings in excess of Social Security covered compensation multiplied by years of service. The benefit of a person with service on or after December 31, 1994, is the greater of his or her benefit determined using the revised formula for all service or the sum of his or her benefit under the former formula for service through December 31, 1993, and his or her benefit under the revised formula for service after that date. For the named executive officers (other than Ms. Zarcone), final average earnings equal one-twelfth of the highest average annual total compensation (consisting of base salary and bonus as shown in the Summary Compensation Table) paid over five consecutive calendar years within the last ten years of service prior to the participant's retirement or other date of termination. Vesting under the Salaried Pension Plan occurs upon the earlier of five years of service or age 65. An employee who retires after age 55 and before age 62 with a minimum of 5 years of service will receive an actuarially reduced benefit under the Salaried Pension Plan. The surviving spouse of an employee who is eligible for early retirement or who is vested at death is also entitled to certain benefits under the Salaried Pension Plan. HDFS does not provide a non-contributory defined benefit pension plan to any of its employees.

   The Company has adopted the Pension Benefit Restoration Plan (the "Restoration Plan") pursuant to which the Company will pay participants amounts that exceed certain limitations the Internal Revenue Code imposes on benefits payable under the Salaried Pension Plan. Calculated as of December 31, 1999, annualized final average earnings and years of credited service under the Salaried Pension Plan and the Restoration Plan were as follows:
$1,027,546 and 28.9 years, respectively, for Mr. Bleustein; $403,703 and 24.2 years, respectively, for Mr. Ziemer; and $410,603 and 7.3 years, respectively, for Mr. McCaslin. As of December 31, 1999, Ms. Lione had not completed 5 years of service.

   The Company has Supplemental Executive Retirement Plan Agreements (the "Supplemental Agreements") with Messrs. Bleustein, Ziemer and McCaslin. Under the Supplemental Agreements, a participant who retires at or after age 55 with 15 years of service is entitled to a yearly retirement benefit payment equal to 35% of the executive's annualized final average earnings at age 55 increasing in equal increments to 50% of annualized final average earnings at age 62, reduced by the amount of any pension payable by the Company under the Salaried Pension Plan, by any other defined benefit retirement programs of the Company and by the amount of benefits under the Restoration Plan.

Agreements

   The Company has entered into an employment agreement with Mr. Bleustein which provides that, upon termination of employment for reasons other than cause, the Company will pay Mr. Bleustein certain amounts, including his base compensation in effect on the date of such termination (which currently would approximate the amount of cash compensation set forth in the Summary Compensation Table) for a period not exceeding one year, together with other benefits to which he was entitled prior to termination. HDFS has entered into an employment agreement with Ms. Zarcone which provides that, upon termination of employment for reasons other than cause, HDFS will pay Ms. Zarcone certain amounts, including her base compensation in effect on the date of such termination (which currently would approximate the amount of cash compensation set forth in the Summary Compensation Table) for a period not exceeding one year, together with other benefits to which she was entitled prior to termination. Such employment agreements do not establish minimum base salary levels for Mr. Bleustein or Ms. Zarcone.

   The Company offers a standard form of Severance Benefits Agreement to certain executives. Messrs. Bleustein, Ziemer and McCaslin and Ms. Lione have executed this agreement. The Severance Benefits Agreement provides for up to one year's salary and up to one year of certain employee benefits in the event of a termination of employment by the Company other than for cause.

   The Company has entered into transition agreements with the named executive officers and certain other key executives which become effective upon a change of control of the Company as defined therein. The transition agreements provide that, in the event of termination of such individual's employment with the Company for any reason (other than death) within two years (three years in the case of Mr. Bleustein) after a change of control of the Company, such individual will receive a cash payment in an amount equal to the product of three multiplied by the sum of (i) the individual's highest annual base salary during the five-year period preceding termination, (ii) the highest annual bonus paid during the five-year period preceding termination and (iii) the individual's annual perquisite payment. Such individuals will also receive immediate vesting in any retirement, incentive, stock option and other deferred compensation plans. In addition, the covered individuals will receive three years of continued medical benefits and outplacement services. The contracts state that if any of the payments to the employees are considered "excess parachute payments" as defined in Section 280G of the Internal Revenue Code, then the Company will pay the penalty imposed upon the employee plus a tax gross-up.

   A "change of control" for purposes of the transition agreements includes the following events: (i) continuing directors no longer constitute at least two-thirds of the directors serving on the Board, (ii) any person or group becomes a beneficial owner of 20% or more of the Common Stock, (iii) the Company's shareholders approve a merger involving the Company, the sale of substantially all of the Company's assets or the liquidation or dissolution of the Company, unless in the case of a merger continuing directors constitute at least two-thirds of the directors serving on the board of directors of the survivor of such merger, or (iv) at least two-thirds of the continuing directors in office immediately prior to a proposed action determine that the proposed action, if taken, would constitute a change of control of the Company and such action is taken. A continuing director is a director of the Company who was a director on a specified date (generally on or shortly prior to the date of the applicable transition agreement) or who was nominated or elected by two-thirds of the continuing directors (except in the case of an actual or threatened proxy or control contest).

   Certain executives, including Messrs. Bleustein, Ziemer and McCaslin and Ms. Lione, are entitled to receive a lump sum payment equal to one year's salary plus applicable taxes upon retirement at or after age 55. This benefit has been adopted by the Company in lieu of providing post-retirement life insurance. The Company has entered into a Supplemental Executive Retirement Plan Agreement with certain executives as described above under "Retirement Benefits."

Board of Directors Human Resources Committee Report on Executive Compensation

   The Human Resources Committee is responsible for establishing, reviewing and revising the compensation policies for the Company's executive officers. The Human Resources Committee is composed entirely of directors who are not employees or former employees of the Company and who do not have a business relationship with the Company other than in their capacity as directors.

   This report is being included pursuant to Securities and Exchange Commission ("SEC") rules designed to enhance disclosure of public companies' executive compensation policies. This report addresses the Company's compensation policies for 1999 as they affect the Chief Executive Officer and the Company's other executive officers, including the other named executive officers.

General

   Under the supervision of the Human Resources Committee, the Company has developed and implemented compensation policies, plans and programs that seek to attract and retain qualified and talented employees and enhance the profitability of the Company. In furtherance of these goals and in addition to benefit plans available to salaried employees generally, the Company's executive compensation policies, plans and programs consist of base salary, annual incentive compensation, annual stock option grants, annual perquisite payments, the Restoration Plan, the Supplemental Agreements, a non-qualified deferred compensation plan and life insurance benefits.

   In addition to the experience and knowledge of the Human Resources Committee and the Company's Human Resources staff, the Human Resources Committee utilizes the services of independent human resources consultants in making its executive compensation decisions. Each year the Company's Human Resources staff selects several executive or other officer positions for benchmarking against comparable companies. The Human Resources staff and the independent human resources consultant retained by the Company jointly select the comparable companies. The independent human resources consultant analyzes compensation summary data for the specified types of executive or officer positions at the comparable companies and prepares a written analysis (collectively, the "Independent Compensation Analysis"). The Independent Compensation Analysis includes base salary (including the percentage increase over the prior year), annual bonus percentage and stock option information for the comparable companies by position. The Independent Compensation Analysis also recommends ranges for base salary, annual bonus and stock option compensation for the selected Company executive or officer positions.

   The comparable companies used to benchmark executive compensation are not included on the Performance Graph below because they change from year to year depending on both the Company's and other companies' performance. The purpose of the Performance Graph is to compare the performance of Common Stock over a five-year period against a stock index or a fixed group of companies. In contrast, the Company generally utilizes compensation surveys to compare its executive compensation policies against companies that have performance and other characteristics similar to those of the Company during a limited period of time. The Company believes that including such companies as a separate group on the Performance Graph would be confusing and potentially misleading.

   In general, it is the policy of the Human Resources Committee to fix executive base salary range midpoints at levels at or below the median amounts paid to executives with similar qualifications, experience and responsibilities at other comparable businesses. Executives' base salaries are determined by individual performance evaluations and potential future contributions to the Company. It is also the policy of the Human Resources Committee generally to establish maximum incentive cash compensation and stock option grants at levels above the median amounts paid or granted to executives with similar qualifications, experience and responsibilities at other comparable businesses. The Company intends to provide a total compensation opportunity for Company executives that is above average, but with an above average amount of the total compensation opportunity at risk and dependent upon continuously improving Company performance. In all cases, the Human Resources Committee considers the total potential compensation payable to each of the named executive officers and other executives when establishing or adjusting any element of their compensation package.

1999 Base Salary

   Executive base salaries are reviewed annually. In February 1999, the Human Resources Committee, in consultation with the Vice President, Human Resources, increased Mr. Bleustein's base salary by approximately 11%. Mr. Bleustein's salary was increased to be competitive with the median salary levels of chief executive officers as stated in the Independent Compensation Analysis and was based upon the Human Resources Committee's subjective assessment of Mr. Bleustein's past performance (including his leadership and his role in the financial performance of the Company) and its expectations for his future contribution in leading the Company. Also in February 1999, the Human Resources Committee reviewed, with the Chief Executive Officer and the Vice President, Human Resources, and approved, with modifications it deemed appropriate, the annual salary plan for the Company's other executive officers. The annual salary plan was developed by the Company's Human Resources staff under the direction of the Chief Executive Officer of the Company based primarily upon each executive's individual performance evaluation for the prior year, the anticipated future contribution of each executive and the Independent Compensation Analysis. 1999 base salaries for the named executive officers are set forth in the Summary Compensation Table. Based on the Independent Compensation Analysis, the Human Resources Committee believes that the base salaries paid to the Company's executive officers are generally at or below the median of base salaries paid to comparable executive officers of comparable companies.

1999 Incentive Cash Compensation

   The Company and its affiliates have three separate short term incentive plans in which executive officers participated for 1999: Messrs. Bleustein and Ziemer participated in the Company's Corporate Short Term Incentive Plan (the "Corporate STIP"); the other named executive officers, excluding Ms. Zarcone, and certain other executive officers participated in the Motor Company 1999 Short Term Incentive Plan (the "Motor Company STIP"); and Ms. Zarcone participated in the HDFS Short Term Incentive Compensation Plan ("HDFS STIP"). In December 1998, the Human Resources Committee reviewed and approved the Motor Company STIP for 1999 and target awards for participants in the Motor Company STIP. Also in December 1998, the Human Resources Committee established the performance target and target awards under the Corporate STIP for 1999 for participating executives. In December 1998, the board of directors of HDFS established performance targets and target awards under the HDFS STIP, and in February 1999, the Human Resources Committee reviewed and confirmed those performance targets and target awards. Award payouts under the Motor Company STIP were based upon Motor Company financial targets related to earnings before interest and taxes (weighted 70%) and Motor Company objectively measured strategic targets related to product quality. The resulting performance payout for 1999 under the Motor Company STIP was 200% of target award. Award payouts under the HDFS STIP were based on the percentage increase in net income and rate of return on equity. The resulting performance payout for 1999 under the HDFS STIP was 187% of target award. The target awards for the five named executive officers ranged from 50% to 100% of their respective 1999 base salaries (the "Individual Target Award"). Mr. Bleustein's Individual Target Award for 1999 was 100% of his base annual salary. The amount of each executive's Individual Target Award is reviewed annually based upon the Independent Compensation Analysis, the executive's individual performance evaluation for the prior year and the Human Resources Committee's appraisal of the executive's anticipated future contribution to the Company.

   The Human Resources Committee selected consolidated net income as the sole performance criterion for the 1999 Corporate STIP formula. This mathematical formula would have provided a bonus of 290% of the Individual Target Award. The terms of the Corporate STIP, as modified by the shareholders in May 1999, limit the total dollar payment to any one individual to $2 million per year. Under the terms of the Corporate STIP, the Human Resources Committee also has the discretion to reduce awards determined by the formula by up to 50%. While the terms of the Corporate STIP do not limit the performance percentage, the Human Resources Committee set an upper limit of the Performance Percentage for Plan Year 1999 at 200%. Given these terms and limitations, the Human Resources Committee determined that Mr. Bleustein's actual 1999 Corporate STIP award would be the maximum amount of $1,307,500. The awards for the other executive officers were determined mathematically, subject to certain maximum limitations, under the respective plans applicable to each of them. All short term incentive plan awards paid or payable for 1999 by the Company with respect to the CEO and the named executive officers are set forth in the Summary Compensation Table.

1999 Stock Option Grants

   While the short term incentive plans provide Company executives with short term incentives to maximize Company performance, the Human Resources Committee believes that it is also important to provide incentives that more directly tie executives' long term compensation to long term returns to the Company's shareholders. This long term incentive compensation opportunity is provided through the Company's stock option plans. Annually, the Human Resources Committee reviews, with the Vice President, Human Resources and, except in the case of his own stock option grant, the Chief Executive Officer, and approves individual stock option grants for each of the Company's executive officers, including the named executive officers. The amount of each executive's stock option grant, including the grant to the Chief Executive Officer, is subjectively determined by the Human Resources Committee based upon the annual Independent Compensation Analysis, the executive's individual performance evaluation for the prior year, the executive's base salary and the Human Resources Committee's appraisal of the executive's anticipated long term future contribution to the Company. The stock options granted to the named executive officers in 1999 are set forth in the Summary Compensation and Option Grants Tables.

Other Compensation

   The Human Resources Committee believes that the compensation paid or payable pursuant to the Company's annual perquisite payments, Restoration Plan, Supplemental Agreements, non-qualified deferred compensation plan, life insurance benefits and the benefit plans available to salaried employees generally is competitive with the benefit packages offered by comparable employers. From time to time the Human Resources Department of the Motor Company obtains data to ensure that such benefit plans and programs remain competitive. The Human Resources Committee most recently reviewed such data in December 1995.

Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code provides that a publicly held corporation will not be entitled to deduct for federal income tax purposes compensation paid to a named executive officer in excess of $1 million in any year. Incentive compensation based on company performance, provided it is paid pursuant to a plan which has been approved by shareholders and meets certain other criteria, is not subject to Section 162(m). Compensation paid under the Company's stock option plans and the Corporate STIP qualifies as incentive compensation under Section 162(m). It is the Human Resources Committee's intention to utilize incentive compensation as a substantial component of the Company's executive compensation program and to attempt to structure the payment of compensation so that the Company will not lose deductions under
Section 162(m). There is a substantial likelihood, however, that the Company will not be entitled to deduct a substantial portion of the compensation arising out of the vesting of the restricted stock granted to Messrs. Bleustein and McCaslin prior to 1999 (See footnote 2 to Summary Compensation Table). These grants of restricted stock were not structured as incentive compensation under Section 162(m).

Conclusion

   Over the last five calendar years, shareholders of the Company have enjoyed a total return of 369%. During that same period of time the Standard & Poor's 500 and MidCap 400 Indexes had total returns of 251% and 182%, respectively, as illustrated in the performance graph below. The Human Resources Committee believes that the compensation policies and practices of the Company described in this report have supported this performance. In addition, the Human Resources Committee believes that these compensation policies and practices are in the best interests of the Company and consistent with the Company's commitment to balance the interests of all of the Company's stakeholders (customers, dealers, suppliers, employees, investors, government and society).

     Richard G. LeFauve, Chairman
     Barry K. Allen
     Richard J. Hermon-Taylor

       [The remaining portion of this page is intentionally left blank]

                               PERFORMANCE GRAPH
               Comparison of Five Year Cumulative Total Return*

Performance Graph

   The SEC requires the Company to include in this Proxy Statement a line graph presentation comparing cumulative five year Common Stock returns with a broad-based stock index and either a nationally recognized industry index or an index of peer companies selected by the Company. The Company has chosen to use the Standard & Poor's 500 Index as the broad-based index and the Standard & Poor's MidCap 400 Index as a more specific comparison. The Standard & Poor's MidCap 400 Index was chosen because the Company does not believe that any other published industry or line-of-business index adequately represents the current operations of the Company or that it can identify a peer group that provides a useful comparison.

                       [Performance Graph Appears Here]

                          1994    1995    1996    1997    1998    1999
------------------------------------------------------------------------
  Harley-Davidson, Inc.  $100.00 $103.36 $169.86 $198.08 $345.93 $469.09
------------------------------------------------------------------------
  S&P MidCap 400          100.00  130.95  156.14  206.47  245.89  282.01
------------------------------------------------------------------------
  S&P 500                 100.00  137.58  169.17  225.60  290.08  351.11

--------
*Assumes $100 invested on December 30, 1994.

                             CERTAIN TRANSACTIONS

   Mr. James, a director of the Company, is Vice Chairman, Chief Executive Officer and an equity owner of Fred Deeley Imports Ltd. ("Deeley Imports"), the exclusive distributor of the Company's motorcycles in Canada. In 1999, Deeley Imports paid the Company approximately $79 million for motorcycles, parts and accessories and related products and services. All such products and services were provided in the ordinary course of business at prices and on terms and conditions determined through arm's-length negotiation. The Company anticipates that it will do a similar amount of business with Deeley Imports in 2000.

   Mr. Beattie, a director of the Company, is a partner and Chairman of the Executive Committee of Simpson Thacher & Bartlett, a law firm. Simpson Thacher & Bartlett served as outside counsel for the Company in various legal matters during 1999, with aggregate fees paid in 1999 not exceeding $90,000. The Company anticipates that it will continue to utilize Simpson Thacher & Bartlett as outside counsel for various legal matters in 2000.

   On April 30, 1999, Ms. Zarcone, the Chief Operating Officer and President of HDFS, executed a promissory note in favor of HDFS in the principal amount of $1,188,793 (which was the highest amount of such indebtedness outstanding during 1999) to exercise options to purchase shares of HDFS stock. The note bore interest at a rate of 4.67%. On November 30, 1999, the Company acquired all of the stock of HDFS that it did not already own from the minority shareholders of HDFS, including Ms. Zarcone. The Company purchased 17,000 shares of HDFS Class A common stock from Ms. Zarcone at a price of $160.78 per share, which price was determined based on arm's length negotiations between the Company and the minority shareholders of HDFS. At that time, Ms. Zarcone repaid the note, and as reflected in the Summary Compensation Table, the Company reimbursed to her the corresponding interest.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Under Section 16(a) of the Securities Exchange Act of 1933, the Company's directors and executive officers are required to disclose their holdings of and transactions in the Common Stock on forms prescribed by the Securities and Exchange Commission. The Company believes that all of the Company's directors and executive officers complied with their obligations under Section 16(a) during 1999.

             2--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   Ernst & Young LLP, independent public accountants, audited the Company's consolidated financial statements for the fiscal year ended December 31, 1999. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement, if they so desire. Ernst & Young LLP has been recommended by the Audit Committee and selected by the Board to serve as the Company's independent auditors for the current fiscal year, and in accordance with a resolution of the Board, this selection is being presented to shareholders for ratification.

   If prior to the Annual Meeting Ernst & Young LLP shall decline to act or its engagement shall be otherwise discontinued by the Board, then the Board will appoint other independent auditors whose engagement for any period subsequent to the Annual Meeting will be subject to ratification by the shareholders at the Annual Meeting. If the shareholders fail to ratify the engagement of Ernst & Young LLP at the Annual Meeting, then the Board will reconsider its selection of independent auditors. Proxies solicited by the Board will be voted "FOR" ratification of the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000, unless the shareholder specifies otherwise.

   THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                               3--OTHER MATTERS

   Neither the Board of Directors nor management intends to bring before the Annual Meeting any matters other than those referred to in the Notice of Annual Meeting and this Proxy Statement. Management is aware that one shareholder may present a proposal at the Annual Meeting concerning the Company's warranty policies. The Company was not required to include this shareholder proposal in this Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. If the shareholder properly brings the proposal before the Annual Meeting, it is intended that the persons named in the proxy forms will use their discretionary authority to vote against such proposal. If any other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the proxy forms to vote the shares represented by each such proxy in accordance with their judgment on such matters.

   The Company may solicit proxies on behalf of the Board by personal interview, Internet, telephone, telegraph and facsimile machine, as well as by use of the mails. The Company will request banks, brokerage houses and other custodians, nominees or fiduciaries to forward soliciting materials to their principals and to obtain authorization for the execution of proxies, and the Company will reimburse them for the out-of-pocket expenses they incur. Employees of the Company participating in the solicitation of proxies will not receive any additional remuneration. The Company has retained D. F. King & Co., Inc. to aid in the solicitation at an estimated cost of approximately $6,000 plus out-of-pocket expenses. The Company will bear the cost of soliciting proxies by the Board as described above, including the cost of printing this Proxy Statement and any other Board soliciting materials.

                             SHAREHOLDER PROPOSALS

   If a shareholder intends to present a proposal at the 2001 annual meeting of shareholders and desires to seek to have the Company include that proposal in the Company's proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), then the shareholder must ensure that the Company receives the proposal no later than November 27, 2000.

   A shareholder who otherwise intends to present business at the 2001 meeting must comply with the requirements set forth in the Company's Restated Articles of Incorporation (the "Articles of Incorporation"). The Articles of Incorporation state, among other things, that to bring business before an annual meeting, a shareholder must give written notice that complies with the Articles of Incorporation to the Secretary of the Company not less than 60 days in advance of the date in the current fiscal year of the Company corresponding to the date the Company released its proxy statement to shareholders in connection with the annual meeting for the immediately preceding year. Thus, since the Company anticipates mailing this proxy statement on March 27, 2000, the Company must receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 by January 26, 2001.

   If the notice is received after January 26, 2001, then the notice will be considered untimely and the Company is not required to present such proposal at the 2001 annual meeting. If the Board chooses to present a proposal submitted other than pursuant to Rule 14a-8 at the 2001 annual meeting, then the persons named in the proxies solicited by the Board for the 2001 annual meeting may exercise discretionary voting power with respect to such proposal.

                                          By Order of the Board of Directors,


                                          Gail A. Lione
                                          Secretary

Milwaukee, Wisconsin
March 27, 2000

                             HARLEY DAVIDSON, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
               FOR APRIL 29, 2000 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned appoints each of Jeffrey L. Bleustein and James L. Ziemer attorney and agent, with full power of substitution and resubstitution, to vote as proxy in the name, place and stead of the undersigned at the Annual Meeting of Shareholders of HARLEY-DAVIDSON, INC. to be held on April 29, 2000 and at any adjournment thereof (the "Meeting"), according to the number of votes that the undersigned would be entitled to vote if personally present.

Without limiting the generality hereof, each of such persons is authorized to vote:

(a) as herein specified upon the proposals listed hereon and described in the Proxy Statement for the Meeting; and

(b) in his discretion upon any other matter that may properly come before the Meeting.

The Board of Directors recommends a vote FOR the nominees as directors (Item 1.) and ratification of Ernst & Young LLP as auditors (Item 2.).

The shares represented by this Proxy shall be voted as specified. If no specification be made, the shares shall be voted as recommended by the Board of Directors.


(SEE REVERSE SIDE TO VOTE)

              THERE ARE THREE WAYS FOR YOU TO APPOINT YOUR PROXY

 As a shareholder you can now help your company save both time and expense by appointing your proxy over the Internet or by touch tone phone.

If you hold Harley-Davidson shares through your broker, you will receive voting information on those shares from your broker.

  OPTION 1:    Call toll free 1-877-482-8153 using a touch tone phone 24 hours a
  ---------    day, 7 days a week. You will be asked to enter the Control Number
   VOTE BY     listed below. By entering the Control Number and finishing the
  TELEPHONE    call, the effect will be the same as if you had completed the proxy card to appoint your proxy and communicate your voting instructions. After entering the Control Number, if you wish to instruct your proxy to vote as recommended by the Board of Directors, simply press 1. That's all there is to it...End of call. If you do not wish to instruct your proxy to vote as the Board recommends you need only respond to a few simple prompts.
               THERE IS NO CHARGE FOR THIS CALL. (Do not return your proxy card if you vote by phone.)

               YOUR CONTROL NUMBER IS:

   OPTION 2:   Access https://www.css2.sungard.com/Finstar/InterLink?pbProxy
  -----------  Voting=1
  VOTE ON THE  Follow the simple instructions. (Do not return your proxy card if
   INTERNET    you vote on the Internet)

               YOUR PROXY NUMBER IS:

               YOUR ISSUE NUMBER IS:

               YOUR ACCOUNT NUMBER IS:

  OPTION 3:    If you do not wish to appoint your proxy by touch tone phone or
  ---------    the Internet, please complete and return the proxy card.
  MAIL YOUR
  PROXY CARD                  [LOGO]        [LOGO]

                           PLEASE MARK, SIGN AND DATE BELOW,
               . DETACH AND RETURN PROMPTLY USING THE ENVELOPE PROVIDED .

             HARLEY-DAVIDSON, INC. ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 29, 2000

1. ELECTION OF DIRECTORS: 01 - Jeffrey L. Bleustein  02 - Donald A. James  [_] FOR all nominees            [_] WITHHOLD AUTHORITY
                          03 - James A. Norling                                listed to the left (except      to vote for all
                                                                               as specified below).            nominees listed to
                                                                                                               the left.

(Instructions: To withhold authority to vote for any nominee(s), write the number(s) [__________________________________________]
of the nominee(s) in the box provided to the right.)
2. RATIFICATION OF AUDITORS:                                                          [_] FOR      [_] AGAINST      [_] ABSTAIN


Check appropriate box                              Date ________________________
indicate changes below:
Address Change?           [_]  Name Change?  [_]                                     [                                          ]
                                                                                     [__________________________________________]
                                                                                     Signature(s) in Box
                                                                                     IMPORTANT: Please sign your name exactly as it
                                                                                     appears on this Proxy. Joint accounts should
                                                                                     each sign personally. A corporation should sign
                                                                                     in full corporate name by duly authorized
                                                                                     officers. When signing as attorney, executor,
                                                                                     administrator, trustee or guardian, please give
                                                                                     your full title as such.